UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2014

SILVER HORN MINING LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	65-0783722
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

18 Falcon Hills Dr.
Highlands Ranch, CO 80126
 (Address of principal executive offices) (zip code)

(720) 413-4520
(Registrant's telephone number, including area code)

9446 Dunloggin Road
Ellicott City, MD 21042
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 21, 2014, Patrick Avery was appointed as the Chief Executive Officer, President, Chief Financial Officer, Treasurer, director and Chairman of the board of directors (the “Board”) of Silver Horn Mining Ltd., a Delaware corporation (the “Company”) upon the resignation of Andrew Uribe from all officer positions he held with the Company. Also on January 21, 2014, Glenn Kesner, the controlling stockholder of the Company and a former officer and director, was appointed as the Secretary of the Company.  Mr.Uribe remains a director of the Company. In connection with the appointment of Mr. Avery, the Company intends to explore additional business opportunities and alternatives which may include the sale, disposition or suspension of its historic business operations.

Patrick Avery, 61, has more than 30 years of experience in all phases of industrial businesses. Mr. Avery has consulted with LDR Solution LLC, a consulting firm specializing in mining and manufacturing in natural resources and agricultural areas, since March 2013. From February 2011 through March 2013, Mr. Avery served as the President, Chief Executive Officer, Treasurer and Secretary of Prospect Global Resources, Inc. (PGRX), a Nevada corporation listed on The Nasdaq Capital Market. From August 2010 to February 2011, Mr. Avery served as president and chief executive officer of Prospect Global Resources Inc., a Delaware corporation and wholly owned subsidiary of Prospect Global Resources, Inc. From July 2009 to September 2010, Mr. Avery was vice president of energy and commodities for Broe Company where he managed grain, fuel and fertilizer businesses. From March 2009 to June 2009, Mr. Avery managed his investments. Mr. Avery served as president of Intrepid Potash from April 2007 to February 2009 where he led all aspects of mining, manufacturing, logistics and sales. His key efforts at Intrepid Potash included re-vamping older facilities and significant growth in all key operational and sales metrics. From May 1996 to March 2007, Mr. Avery served in several senior positions at JR Simplot including, SVP, Mining, Manufacturing and Sales, and SVP, Retail Operations. During his time at JR Simplot, Mr. Avery oversaw mining and manufacturing at over 10 complex facilities, and ran logistics and sales functions in facilities spanning 13 western states. Mr. Avery performed undergraduate studies at the University of Colorado and performed graduate work in engineering from Loyola Marymount University. He received his MBA from the Graziadio School of Business at Pepperdine University. Mr. Avery was selected to serve as a director due to his extensive mining resource and business experience.

       Mr. Kesner, 52, founded Auracana, LLC (“Auracana”) in 2001 and has served as its president since its inception.  Mr. Kesner's responsibilities at Auracana include media, consumer, corporate, web and digital branding, marketing and content development/production.  Mr. Kesner served as the sole officer and director of Be Active Holdings (listed on the Over the Counter Bulletin Board) from August 2012 through January 9, 2013.  Mr. Kesner previously served as the Chairman and President of the Company from December 2010 through May 2011.  He was appointed to the Board in February 2010 and as Chief Executive Officer in November 2010. Mr. Kesner resigned from all of his former officer and director positions with the Company on May 3, 2011.  In 2010, Mr. Kesner served as the President, Chief Executive Officer and sole director of FTOH Corp. (formerly listed on the Over the Counter Bulletin Board), where he played a leadership role in the company’s management.

On January 21, 2014, the Board approved the adoption of a 2014 Equity Incentive Plan (the “2014 Plan”).  The purpose of the 2014 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.  The 2014 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other types of stock-based awards to the Company’s employees, officers, directors and consultants.  Pursuant to the terms of the 2014 Plan, either the Board or a board committee is authorized to administer the plan, including by determining which eligible participants will receive awards, the number of shares of common stock subject to the awards and the terms and conditions of such awards.  Unless earlier terminated by the Board, the Plan shall terminate at the close of business on January 21, 2024.  Up to 34,000,000 shares of common stock are issuable pursuant to awards under the 2014 Plan, as adjusted in a single adjustment for an issuance no later than sixty (60) days following the date of shareholder approval of the Plan in connection with (i) a private placement of the Company’s securities in which the Corporation receives gross proceeds of at least $1,000,000 and (ii) an acquisition of at least 50 mining leases and/or claims in the Holbrook Basin.  The foregoing is a summary description of the terms and conditions of the 2014 Plan and does not purport to be complete and is qualified in its entirety by reference to the 2014 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On January 21, 2014, the Company entered into an employment agreement with Mr. Avery (the “Employment Agreement”) whereby he agreed to serve as the Chief Executive Officer and Chairman of the board of directors for a period of two years, subject to renewal, in consideration for a base salary of $30,000 per month.  The base salary shall increase to $40,000 per month if either of the following events occur: (i) the market value of the Company’s common stock reaches or exceeds $50,000,000 for seven consecutive trading days or (ii) the Company completes a strategic acquisition in the Holbrook Basin whereby it acquires a land or mineral lease (or combination thereof) that increases the Company’s land holdings (section or acre basis) by at least 50%.  Under the terms of the Employment Agreement, Mr. Avery shall be eligible for an annual cash bonus in an amount equal to up to 120%, but not less than 80%, of his then-current base salary if the Company meets certain criteria, as established by the Board of Directors.  The Employment Agreement shall terminate upon Mr. Avery’s death, “Total Disability” (as defined in the Employment Agreement), upon the expiration of the initial term or any renewal term, at Mr. Avery’s option upon 60 days prior written notice, at Mr. Avery’s option, in the event of an act by the Company constituting “Good Reason” (as defined in the Employment Agreement) and at the Company’s option, in the event of an act by Mr. Avery constituting “Cause” (as defined in the Employment Agreement. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, filed as Exhibit 10.2 hereto and which is incorporated herein by reference. As further consideration for his services, Mr. Avery was issued an option under the 2014 Plan to purchase up to 7.5% of the outstanding common stock of the Company calculated on a post-Transaction pro forma basis at a per share price of $0.0001, which shall vest as follows: (i) 10% immediately on January 21, 2014, (ii) 45% on January 21, 2015 and (iii) the remaining 45% on January 21, 2016.  “Transaction” is defined as (a) the consummation of a private placement of the Company’s securities in which the Corporation receives gross proceeds of at least $1,000,000 and (b) the acquisition of at least fifty lease holdings in the Holbrook Basin in Arizona.

       Also on January 21, 2014, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Kesner pursuant to which Mr. Kesner shall provide administrative and management services to the Company for compensation of $7,500 per month and reimbursement for the cost of group family health insurance.  The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, filed as Exhibit 10.3 hereto and which is incorporated herein by reference.

Also on January 21, 2014, the board approved non-employee director fees of $1,000 per month and issued to each of Mr. Uribe and Mohit Bhansali, the Company’s non-employee directors, a four year option to purchase up to 4,500,000 of the Company’s issued and outstanding common stock at a cashless exercise price of $0.0001 per share.  The options vest immediately.

Also on January 21, 2014, the Company entered into indemnification agreements (the “Indemnification Agreements”) with each of Mr. Avery and Mr. Kesner that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided however, that Mr. Avery and Mr. Kesner shall not be entitled to indemnification in connection with (i) any “claim” (as such term is defined in the agreement) initiated by them against the Company or the Company’s directors or officers unless the Company joins or consent to the initiation of such claim, or (ii) the purchase and sale of securities in in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.  The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Indemnification Agreement, filed as Exhibit 10.4 hereto and which is incorporated herein by reference.

Item 8.01 Other Events.

On January 21, 2014, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Auracana pursuant to which it sold to Auracana its wholly owned subsidiaries H-Hybrid Technologies, Inc., a Florida corporation (“Hybrid”) and RZ Acquisition Corp., a New York corporation (“RZ” and, together with Hybrid, the “Subsidiaries”).  Auracana, as the owner of 3 million shares of the Company’s Series A Convertible Preferred Stock, is entitled to a super majority of the Company’s voting power and is the controlling stockholder of the Company.  The Company sold the Subsidiaries to Auracana for a purchase price of $1.00 and as compensation for Mr. Kesner’s prior services as an officer and director.  As disclosed in Item 5.02 above, Mr. Kesner was appointed as the Secretary of the Company on January 21, 2014. The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to its complete text, filed as Exhibit 10.5 hereto and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

            (d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	2014 Equity Incentive Plan

10.2	Employment Agreement by and between Silver Horn Mining Ltd. and Patrick Avery

10.3	Consulting Agreement by and between Silver Horn Mining Ltd. and Glenn Kesner

10.4	Form of Indemnification Agreement

10.5	Securities Purchase Agreement by and between Silver Horn Mining Ltd. and Auracana LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 21, 2014

SILVER HORN MINING LTD.

By:	/s/ Patrick Avery
Name: Patrick Avery
Title: Chief Executive Officer